Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of August 13, 2026, by and between TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Capitalized terms used herein and not otherwise defined are defined in Section 1 of this Agreement.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to the then applicable Available Amount (as defined below) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares of Common Stock to be purchased by the Investor hereunder are referred to herein as the “Purchase Shares.”

The parties hereto are entering into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor upon the terms and subject to the conditions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b) “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Stock on the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof and (ii) the minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

(c) “Accelerated Purchase Notice” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Accelerated Purchase Share Amount to be purchased by the Investor (such specified Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Accelerated Purchase Price on the applicable Accelerated Purchase Date for such Accelerated Purchase.

(d) “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-six percent (96%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the

Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest time described in (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(e) “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(f) “Accelerated Purchase Share Percentage” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g) “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Accelerated Purchase Notice as the Accelerated Purchase Share Amount to be purchased by the Investor in such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(h) “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i) “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the greater of (i) seventy-five percent (75%) of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the applicable Additional Accelerated Purchase Date with respect to such Additional Accelerated Purchase and (ii) the minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.

(j) “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Additional Accelerated Purchase Share Amount to be purchased by the Investor (such specified Additional Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(c) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Additional Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Additional Accelerated Purchase Price on the applicable Additional Accelerated Purchase Date for such Additional Accelerated Purchase.

(k) “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-six percent (96%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest time described in (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(l) “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) three hundred percent (300%) of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(m) “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n) “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the number of Purchase Shares specified by the Company in the applicable Additional Accelerated Purchase Notice as the Additional Accelerated Purchase Share Amount to be purchased by the Investor in such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(o) “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, Fifty Thousand Dollars ($50,000).

(p) “Available Amount” means, initially, Twenty-Five Million Dollars ($25,000,000) in the aggregate (the “Initial Available Amount”), which Initial Available Amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof, and, if the full Initial Available Amount of Purchase Shares in the aggregate shall have been purchased by the Investor pursuant to Section 2 hereof prior to the Maturity Date, then, immediately and automatically upon the completion of the purchase by the Investor of the full Initial Available Amount of Purchase Shares in the aggregate pursuant to Section 2 hereof, the “Available Amount” shall mean, at all times from and after the completion of the Investor’s purchase of the full Initial Available Amount of Purchase Shares in the aggregate pursuant to Section 2 hereof until the Maturity Date, Fifty Million Dollars ($50,000,000) in the aggregate (inclusive of the full Initial Available Amount previously purchased by the Investor), which additional amount of Twenty-Five Million Dollars ($25,000,000) shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(q) “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement.

(r) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(s) “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $0.3947 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

(t) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(u) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(v) “Commitment Shares” means, collectively, the Initial Commitment Shares (as defined in Section 5(e)(i) hereof) and the Additional Commitment Shares (as defined in Section 5(e)(ii) hereof).

(w) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(x) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(y) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(z) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(aa) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb) “Floor Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, $0.15, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(cc) “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

(dd) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken, or omitted to be taken, by the Investor, its affiliates or its or their respective successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(ee) “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(ff) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(gg) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(hh) “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or The OTCQX Best Market or The OTCQB Venture Market operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(ii) “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(jj) “Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:30 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(kk) “Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, ninety-seven percent (97%) of the lower of: (i) the lowest Sale Price on the applicable Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(ll) “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.

(mm) “Sale Price” means any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(nn) “SEC” means the U.S. Securities and Exchange Commission.

(oo) “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Signing Market Price” means $0.9907, representing the average official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the trading day immediately preceding the date of this Agreement.

(rr) “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(ss) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(tt) “Transfer Agent” means Computershare Inc. and its affiliate, Computershare Trust Company, N.A., or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(uu) “VWAP” means in respect of an Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of Common Stock. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to Sixty Thousand (60,000) Purchase Shares, subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase a

“Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit shall be increased to up to Seventy Thousand (70,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $1.00, and (ii) the Regular Purchase Share Limit shall be increased to up to Eighty Thousand (80,000) Purchase Shares, if the Closing Sale Price of the Common Stock on the applicable Purchase Date is not below $2.00 (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Purchase Date therefor) equal to or greater than Fifty Thousand Dollars ($50,000), the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Purchase Date for such Regular Purchase Notice); and provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Five Hundred Thousand Dollars ($500,000). If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the Common Stock on such Business Day is not less than the Floor Price, (ii) all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases initiated by the Company pursuant to this Agreement, as applicable, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, (iii) all Initial Commitment Shares to be issued pursuant to Section 5(e)(i) shall have been received by the Investor, to the extent required to have been received by the Investor under Section 5(e)(i) at or prior to the time of delivery of such Regular Purchase Notice to the Investor, and (iv) all Additional Commitment Shares to be issued pursuant to Section 5(e)(ii) shall have been received by the Investor, to the extent required to have been received by the Investor under Section 5(e)(ii) at or prior to the time of delivery of such Regular Purchase Notice to the Investor. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices to the Investor during the PEA Period.

(b) Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only (i) on a Purchase Date on which the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases initiated by the Company pursuant to this Agreement, as applicable, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, (iii) all Initial Commitment Shares to be issued pursuant to Section 5(e)(i) shall have been received by the Investor, to the extent required to have been received by the Investor under Section 5(e)(i) at or prior to the time of delivery of such Accelerated Purchase Notice to the Investor, and (iv) all Additional Commitment Shares to be issued pursuant to Section 5(e)(ii) shall have been received by the Investor, to the extent required to have been received by the Investor under Section 5(e)(ii) at or prior to the time of delivery of such Accelerated Purchase Notice to the Investor. If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice (which shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices to the Investor during the PEA Period.

(c) Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, in each case have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, (iii) all Initial Commitment Shares to be issued pursuant to Section 5(e)(i) shall have been received by the Investor, to the extent required to have been received by the Investor under Section 5(e)(i) at or prior to the time of delivery of such Additional Accelerated Purchase Notice to the Investor, and (iv) all Additional Commitment Shares to be issued pursuant to Section 5(e)(ii) shall have been received by the Investor, to the extent required to have been received by the Investor under Section

5(e)(ii) at or prior to the time of delivery of such Additional Accelerated Purchase Notice to the Investor. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice, such Additional Accelerated Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice (which shall be confirmed in an Additional Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices to the Investor during the PEA Period.

(d) Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Company (or the Investor, as applicable) may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) Compliance with Rules of Principal Market.

(i) Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 3,195,881 (such number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market and (ii) appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs after the date of this Agreement (such maximum number of shares, the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the issuance of Common Stock as contemplated by this Agreement, and the stockholders of the Company have in fact approved the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of The Nasdaq Stock Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(e)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(e)(ii) below).

(ii) At-Market Transaction. Notwithstanding Section 2(e)(i) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(e)(i) is obtained). The parties acknowledge and agree that the Signing Market Price used to determine the Base Price hereunder represents the lower of (i) the official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the trading day immediately preceding the date of this Agreement and (ii) the average official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) for the five (5) consecutive trading days ending on the trading day immediately preceding the date of this Agreement.

(iii) General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the Principal Market. The provisions of this Section 2(e) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act, the rules and regulations of the Principal Market.

(f) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization and Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Investment Purpose. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors.

(f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Residency. The Investor is a resident of the State of Illinois.

(j) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026 (the “2025 Form 10-K”).

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, including, without limitation, to issue the Purchase Shares in accordance with the terms hereof and thereof, and to issue the Commitment Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, (A) the reservation for issuance and the issuance of the Initial Commitment Shares to be issued pursuant to Section 5(e)(i), (B) the reservation for issuance and the issuance of the Additional Commitment Shares to be issued pursuant to Section 5(e)(ii), and (C) reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, in each case have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form attached hereto as Exhibit B to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and the Company’s Restated Certificate of Incorporation or Bylaws to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 14, 2026. Except as disclosed in the SEC Documents (as defined below), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) except pursuant to equity incentive or stock purchase plans disclosed in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) except pursuant to equity incentive or stock purchase plans disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Investor true and correct copies of the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Third Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not disclosed in the SEC Documents.

(d) Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms and conditions of this Agreement (as applicable), the Commitment Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 25,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares. 560,356 shares of Common Stock have been duly authorized and reserved for issuance as Initial Commitment Shares pursuant to and in accordance with Section 5(e)(i) of this Agreement, and 350,223 shares of Common Stock have been duly authorized and reserved for issuance as Additional Commitment Shares pursuant to and in accordance with Section 5(e)(ii) of this Agreement.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, (i) the reservation for issuance and the issuance of the Initial Commitment Shares to be issued pursuant to Section 5(e)(i), (ii) the reservation for issuance and the issuance of the Additional Commitment Shares to be issued pursuant to Section 5(e)(ii), and (iii) the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents or in written notices from the Nasdaq Stock Market indicating that the Company (i) was not in compliance with Nasdaq Listing Rule 5550(b)(1), as the Company’s stockholders’ equity, was below $2,500,000 for the period ended March 31, 2026, (ii) was not in compliance with the board independence, audit, compensation and nominating committee composition requirements set forth in Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e)(1), and (iii) subsequently regained compliance with Nasdaq Listing Rules 5605(b)(1), 5605(d)(2) and 5605(e)(1), since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, the Principal Market has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2025, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(i) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation; No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities contemplated hereby. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k) Intellectual Property Rights. The Company and its Subsidiaries own or possess (or reasonably believe it can acquire on reasonable terms) adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l) Environmental Laws. Except as disclosed in the SEC Documents, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, if any, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Title. Neither the Company nor any of its Subsidiaries own any real property. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in personal property owned by them (other than intellectual property, as discussed in Section 4(k) above) that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Insurance. The Company and each of its Subsidiaries maintain insurance from nationally recognized, in the applicable country, insurers in such amounts and covering such risks as is commercially reasonable in accordance with customary practices for companies engaged in similar businesses and similar industries for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(o) Regulatory Permits. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals consents and other authorizations (the “Regulatory Permits”) issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, including, without limitation, any Regulatory Permits required by the U.S. Food and Drug Administration (the “FDA”) or any other authorizations issued by domestic or foreign regional, federal, state, or local agencies or bodies engaged in the regulation of products such as those being developed by the Company and its Subsidiaries, except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company (i) is in compliance in all material respects with the requirements of the Regulatory Permits, and (ii) all of the Regulatory Permits are valid and in full force and effect, in each case, except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company has not received any written notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; the Company has not failed to submit to the FDA any applications or other filings necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.

(p) Tax Status. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder and any other similar foreign or domestic law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

(u) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(v) Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(w) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market, except for written notices from the Nasdaq Stock Market indicating that the Company (i) was not in compliance with Nasdaq Listing Rule 5550(b)(1), as the Company’s stockholders’ equity, was below $2,500,000 for the period ended March 31, 2026, (ii) was not in compliance with the board independence, audit, compensation and nominating committee composition requirements set forth in Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e)(1), and (iii) subsequently regained compliance with Nasdaq Listing Rules 5605(b)(1), 5605(d)(2) and 5605(e)(1). Except as disclosed in the SEC Documents and set forth herein, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z) Accountants. To the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries, whose report appears in the 2025 Form 10-K, are independent public accountants as required by the Securities Act and the Public Accounting Oversight Board.

(aa) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb) Shell Company Status. The Company is not currently, and, has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(cc) Smaller Reporting Company Status. As of the date hereof, the Company was, and as of the Commencement Date, the Company believes in good faith that it will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

(dd) Clinical Data and Regulatory Compliance. The clinical and preclinical studies and tests conducted by the Company and its Subsidiaries and, to the knowledge of the Company, the clinical and preclinical studies conducted on behalf of or sponsored by the Company or its Subsidiaries, were, and if still pending, are, being conducted in all material respects in accordance with all applicable laws, including, but not limited to, as applicable, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812. Any descriptions of clinical, preclinical and other studies and tests, including any related results and regulatory status, contained in the SEC Documents are accurate, and fairly represented, in all material respects. Except as disclosed in the SEC Documents and to the Company’s knowledge, there are no studies, tests or trials the result of which the Company believes reasonably call into question in any material respect the clinical trial results described or referred to in the SEC Documents when viewed in the context in which such results are described and the clinical state of development. No marketing authorization, including any 510(k) clearance held by the Company, has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the Company’s knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company or any of its Subsidiaries.

(ee) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) No Labor Dispute. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(hh) No Immunity. Neither the Company nor any Subsidiary, nor any of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of any jurisdiction in which it is organized, headquartered or doing business.

(ii) Information Technology. The Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company, and the Subsidiaries maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any such noncompliance that would not have a Material Adverse Effect.

(jj) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5. COVENANTS.

(a) Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC, within ten (10) days from the date hereof, a new registration statement on Form S-1 (the “Registration Statement”) covering only the resale of the Purchase Shares and all of the Commitment Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least one (1) Business Day prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC.

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares (as applicable) to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all commercially reasonable action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor the Commitment Shares at such times, in such manner and in accordance with the provisions of subsections (i) and (ii) (as applicable) of this Section 5(e) below.

(i) Initial Commitment Shares. The Company shall cause to be issued to the Investor a total of 560,356 shares of Common Stock (the “Initial Commitment Shares”) immediately upon the execution of this Agreement and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of the Initial Commitment Shares in accordance with Section 6(a) of this Agreement. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(ii) Additional Commitment Shares. The Company shall cause to be issued to the Investor, not later than 9:00 a.m. Eastern time on the trading day immediately after the date on which the Company shall have received from the Investor total aggregate cash proceeds equal to $25,000,000 as payment for all shares purchased by the Investor in all Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases effected pursuant to this Agreement (the “Additional Commitment Fee Trigger Date”), a total of 350,223 shares of Common Stock (the “Additional Commitment Shares”), and the Company shall have delivered to the Transfer Agent the Commencement Irrevocable Transfer Agent Instructions with respect to the issuance of the Additional Commitment Shares in accordance with Section 6(b) of this Agreement. For the avoidance of doubt, all of the Additional Commitment Shares shall be fully earned as of the Additional Commitment Fee Trigger Date, whether or not any additional Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f) Due Diligence; Non-Public Information. During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in compliance with applicable securities laws. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party, to the extent permitted by applicable law, when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this section shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material, non- public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least one (1) Business Day to either publicly disclose such material, non-public information prior to any such disclosure by the Investor or to demonstrate to the Investor that such information does not constitute material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i) Use of Proceeds. The Company will use the net proceeds from the offering as described in the Registration Statement or the SEC Documents.

(j) Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents, for so long as such obligations of the Company are in effect pursuant to the terms of this Agreement.

(k) Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Investor of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investor to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(l) Limitation on Similar Transactions. From and after the date of this Agreement until the earlier of (i) the 24-month anniversary of the Commencement Date (if the Commencement has occurred) and (ii) in the event the Company terminates this Agreement, the earlier of (A) the 180th day following such termination of this Agreement by the Company and (B) the date on which the Investor no longer owns any Securities, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or any combination of units thereof) in any “equity line of credit”, “at-the-market offering” or other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents (or any combination of units thereof) at a future determined price, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock. “Exempt Issuance” means the issuance of (a) any Securities issued or issuable to the Investor pursuant to this Agreement, and any securities, including, without limitation, Common Stock or

Common Stock Equivalents (or any combination of units thereof), issued or issuable to the Investor or any affiliate of the Investor pursuant to any other existing agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and the Investor or any of its affiliates, on the other hand, if any, (b) any securities issued or issuable upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents owned or held, directly or indirectly, by the Investor or any of its affiliates or designees at any time, (c) any securities, including, without limitation, Common Stock or Common Stock Equivalents (or any combination of units thereof), issuable to the Investor or any of its affiliates or designees pursuant to any other future agreement or arrangement between the Investor or any of its affiliates or designees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, entered into after the date of this Agreement, if any, or (d) shares of Common Stock issued pursuant to an “at-the-market offering” under Rule 415(a)(4) under the Securities Act by the Company exclusively through one or more registered broker-dealer(s) acting as agent(s) of the Company pursuant to a written agreement between the Company and such registered broker-dealer(s) only.

6. TRANSFER AGENT INSTRUCTIONS.

(a) On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent substantially in the form attached hereto as Exhibit D to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Initial Commitment Shares to be issued to the Investor pursuant to Section 5(e)(i) (as applicable), except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b) On the earlier of (i) the Commencement Date and (ii) such time that the Investor shall request, provided all conditions of Rule 144 under the Securities Act are met, the Company shall, no later than one (1) Business Day following the delivery by the Investor to the Company or the Transfer Agent of one or more legended certificates or book-entry statements representing the Initial Commitment Shares (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (i) and (ii) of this sentence), as directed by the Investor, issue and deliver (or cause to be issued and delivered) to the Investor, as requested by the Investor, either: (A) a certificate or book-entry statement representing such Initial Commitment Shares that is free from all restrictive and other legends or (B) a number of shares of Common Stock equal to the number of Initial Commitment Shares represented by the certificate(s) or book-entry statement(s) so delivered by the Investor as DWAC Shares. The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be reasonably requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent,

(i) irrevocable instructions in the form mutually agreed by the parties prior to the execution of this Agreement (the “Additional Commitment Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Additional Commitment Shares and the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares, Initial Commitment Shares and Additional Commitment Shares (as applicable) to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Purchase Shares or the Commitment Shares from and after Commencement, and the Purchase Shares and the Commitment Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company, except during any period in which the Registration Statement is not effective or otherwise unavailable for the resale of the Securities. If the Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such shares of Common Stock containing the restrictive legend from the Investor at the greater of the (i) purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

7. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b) The Registration Statement covering the resale of the Purchase Shares, all of the Initial Commitment Shares and all of the Additional Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Company shall have issued or caused to be issued to the Investor (i) one or more certificates or book-entry statements representing the Initial Commitment Shares free from all restrictive and other legends or (ii) a number of shares of Common Stock equal to the number of Initial Commitment Shares as DWAC Shares, in each case in accordance with Section 6(b);

(c) The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(d) The Investor shall have received the opinions and negative assurances of the Company’s legal counsel dated as of the Commencement Date substantially in the forms mutually agreed by the parties hereto;

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect substantially in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company shall have adopted the Signing Resolutions attached hereto as Exhibit B, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) solely for the purpose of effecting purchases of Purchase Shares hereunder, 25,000,000 shares of Common Stock, and (ii) solely for the purpose of issuing the Additional Commitment Shares (as applicable), 350,223 shares of Common Stock;

(h) The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Transfer Agent (or any successor transfer agent of the Common Stock);

(i) The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(k) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(l) The Registration Statement covering the resale of the Purchase Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(m) No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;

(n) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(o) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(p) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9. INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, members, officers, directors, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor; provided that the Investor shall undertake to repay any amount paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Investor is not entitled to be indemnified against such Indemnified Liability by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10. SUSPENSION EVENTS.

A “Suspension Event” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the

Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

(b) the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The Nasdaq Capital Market (or any nationally recognized successor thereto), provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or The OTCQX Best Market or The OTCQB Venture Market operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue (i) any Initial Commitment Shares to be issued to the Investor under Section 5(e)(i) (as applicable) within two (2) Business Days after the date on which the Investor is entitled to receive such Initial Commitment Shares pursuant to Section 5(e)(i), (ii) any Additional Commitment Shares to be issued to the Investor under Section 5(e)(ii) (as applicable) within two (2) Business Days after the date on which the Investor is entitled to receive such Additional Commitment Shares pursuant to Section 5(e)(ii) hereof, or (iii) Purchase Shares to the Investor within two (2) Business Days after the Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date, as applicable, on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares;

(j) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(e) hereof), and the stockholder approval referred to in Section 2(e)(i) has not been obtained in accordance with the applicable rules of The Nasdaq Stock Market; or

(k) if at any time the Investor’s broker is unable to accept shares of Common Stock, including any Commitment Shares to be issued to the Investor under Section 5(e) (as applicable) or any Purchase Shares to be issued to the Investor under this Agreement, for deposit for reasons not within the Investor’s control.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would reasonably be expected to become a Suspension Event, has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice. Notwithstanding the foregoing, the foregoing sentence shall not be deemed to apply to any notice from Nasdaq received in the future regarding the Company’s failure to comply with the continuing listing standards of The Nasdaq Capital Market, and to the fact of each such failure, unless all compliance and appeal periods for such failure have lapsed or expired; provided, however, that this sentence shall not be construed to modify any of the Suspension Events enumerated above in this Section 10.

11. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that (i) the Company fails to file the Registration Statement with the SEC within the period specified in Section 5(a) hereof in accordance with the terms of the Registration Rights Agreement or (ii) the Commencement shall not have occurred on or before October 31, 2026, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then, in the case of clause (i) above, this Agreement may be terminated by the Investor at any time prior to the filing of the Registration Statement and, in the case of clause (ii) above, this Agreement may be terminated by either party at the close of business on October 31, 2026 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(e), as applicable, could not then be satisfied.

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount (which for purposes of this Section 11(d) shall mean Fifty Million Dollars ($50,000,000)) of Purchase Shares as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) If, for any reason or for no reason, the full Available Amount (which for purposes of this Section 11(d) shall mean Fifty Million Dollars ($50,000,000)) of Purchase Shares has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases or Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Registration Rights Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be:

If to the Company:

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

Telephone:  (415) 798-8589

E-mail:   mangel@tempesttx.com

Attention:  Matthew Angel, Ph.D.

   President and Chief Executive Officer

With a copy to (which shall not constitute notice or service of process):

Greenberg Traurig, LLP

One International Place, Suite 2000

Boston, Massachusetts 021110

Telephone:  (617) 310-6000

E-mail:   AltmanD@gtlaw.com

   Michael.Minahan@gtlaw.com

Attention:  Drew M. Altman, Esq.

   Michael J. Minahan, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC

415 N. LaSalle Drive, Suite 700B

Chicago, IL 60654

Telephone:  (312) 822-9300

Facsimile:   (312) 822-9301

E-mail:   jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention:  Joshua Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telephone:  (212) 549-0285

Facsimile:   (212) 521-5450

E-mail:   amarsico@reedsmith.com

Attention:  Anthony J. Marsico, Esq.

If to the Transfer Agent:

Computershare Trust Company, N.A.

150 Royall Street, Suite 101

Canton, MA 02021

Telephone:  (303) 262-0741

E-mail:   Carolyn.Beer@computershare.com

Attention:  Carolyn Beer

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, or consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any portion of such press release, SEC filing or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby at least 24 hours prior to any release, issuance, filing or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment as provided in this Agreement for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY: TEMPEST THERAPEUTICS, INC.

By:	/s/ Matthew Angel
Name: Title:	Matthew Angel, Ph.D. President and Chief Financial Officer

INVESTOR: LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Joshua Scheinfeld
Name: Title:	Joshua Scheinfeld President

EXHIBITS

Exhibit A Form of Officer’s Certificate

Exhibit B Resolutions of Board of Directors of the Company

Exhibit C Form of Secretary’s Certificate

Exhibit D Form of Letter to Transfer Agent

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement dated as of August 13, 2026, (“Purchase Agreement”), by and between TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned ,      ,      of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the       of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this    day of      .

Name:
Title:

The undersigned as Secretary of TEMPEST THERAPEUTICS, INC., a Delaware corporation, hereby certifies that     is the duly elected, appointed, qualified and acting     of TEMPEST THERAPEUTICS, INC. and that the signature appearing above is his genuine signature.

Secretary

EXHIBIT B

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

UNANIMOUS WRITTEN CONSENT OF

TEMPEST THERAPEUTICS, INC.

In accordance with Section 141(f) of the Delaware General Corporation Law, the undersigned, being all of the directors of TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), do hereby consent to and adopt the following resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct that this Consent be filed with the minutes of the proceedings of the Board of Directors:

WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and Lincoln Park Capital Fund, LLC (“Lincoln Park”), providing for the purchase by Lincoln Park of up to the “Available Amount” (as such term is defined in Purchase Agreement) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), from time to time at the direction of the Corporation; and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, (i) the issuance of an aggregate of 910,579 shares of Common Stock to Lincoln Park as a commitment fee (the “Commitment Shares”), with (a) 560,356 shares of Common Stock to be issued as Initial Commitment Shares (as such term is defined in Purchase Agreement) pursuant to Section 5(e)(i) of the Purchase Agreement and (b) 350,223 shares of Common Stock to be issued as Additional Commitment Shares (as such term is defined in Purchase Agreement) pursuant to Section 5(e)(ii) of the Purchase Agreement, and (ii) the sale of shares of Common Stock to Lincoln Park up to the “Available Amount” (as such term is defined in Purchase Agreement) under the Purchase Agreement (the “Purchase Shares”).

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and each of [•] and [•] (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Corporation’s Common Stock issuable in respect of the Purchase Agreement on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Lincoln Park are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the forms of Irrevocable Transfer Agent Instructions and Notice of Effectiveness of Registration Statement (collectively, the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions on behalf of the Company in accordance with the Purchase Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase by Lincoln Park of up to Fifty Million Dollars ($50,000,000) of the Corporation’s Common Stock, from time to time at the direction of the Corporation; and

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to Lincoln Park Capital Fund, LLC, 560,356 shares of Common Stock as Initial Commitment Shares and that upon issuance of the Initial Commitment Shares pursuant to the Purchase Agreement the Initial Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to Lincoln Park Capital Fund, LLC, 350,223 shares of Common Stock as Additional Commitment Shares pursuant to the Purchase Agreement and that upon issuance of the Additional Commitment Shares pursuant to the Purchase Agreement the Additional Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the Available Amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve: 560,356 shares of Common Stock for issuance as Initial Commitment Shares under the Purchase Agreement, 350,223 shares of Common Stock for issuance as Additional Commitment Shares under the Purchase Agreement, and shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement.

Approval of Other Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of August [•], 2026.

Date

Date

Date

being all of the directors of TEMPEST THERAPEUTICS, INC.

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(k) of that certain Purchase Agreement dated as of August 13, 2026 (“Purchase Agreement”), by and between TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned,      , Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Third Amended and Restated Bylaws (“Bylaws”) and Amended and Restated Certificate of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on      , [at which a quorum was present and acting throughout][by unanimous written consent]. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, the Registration Rights Agreement and the other Transaction Documents, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares, and (ii) and the performance of the Company of its obligations under each of the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this    day of      , 201   .

[NAME]
Secretary

The undersigned as       of TEMPEST THERAPEUTICS, INC., a Delaware corporation, hereby certifies that       is the duly elected, appointed, qualified and acting Secretary of TEMPEST THERAPEUTICS, INC., and that the signature appearing above is his genuine signature.

[NAME]
[TITLE]

EXHIBIT D

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS FOR THE ISSUANCE OF THE INITIAL COMMITMENT SHARES UNDER SECTION 5(e)(i) OF THE PURCHASE AGREEMENT

[COMPANY LETTERHEAD]

August 13, 2026

Computershare Inc.

Computershare Trust Company, N.A.

Re:	Issuance of Common Stock to Lincoln Park Capital Fund, LLC

Dear	,

On behalf of TEMPEST THERAPEUTICS, INC., a Delaware corporation (the “Company”), you are hereby instructed to issue as soon as possible a book-entry statement representing an aggregate of 560,356 shares of our common stock in the name of Lincoln Park Capital Fund, LLC. The book-entry statement should be dated August 13, 2026. The book-entry statement should bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The book-entry statement should be sent as soon as possible via overnight mail to the following address:

Lincoln Park Capital Fund, LLC

415 N. LaSalle Drive, Suite 700B

Chicago, IL 60654

Attention: Joshua Scheinfeld/Jonathan Cope

Thank you very much for your help. Please call me at       if you have any questions or need anything further.

TEMPEST THERAPEUTICS, INC.

BY:
[name]
[title]